As filed with the Securities and Exchange Commission on September 11, 1996

                                   Registration No. 333-




SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933


ARMOR ALL PRODUCTS CORPORATION
(Exact name of registrant as specified in its charter)



Delaware                                     33-0178217
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)



6 Liberty
Aliso Viejo, California                      92656
(Address of Principal Executive Offices)     (Zip Code)



                     1986 STOCK OPTION PLAN
                      (Full Title of Plan)



Nancy A. Miller                    Michael G. McCafferty
Vice President and                 Executive Vice President
 Corporate Secretary                and Chief Financial Officer
One Post Street                    6 Liberty
San Francisco, CA 94104            Aliso Viejo, CA 92656
(Names and addresses of agents for service)



                 (415) 983-8300, (714) 448-4200
(Telephone number, including area code, of agents for service)


                    CALCULATION OF REGISTRATION FEE






                          Proposed   Proposed
Title of                  Maximum    Maximum
Securities     Amount to  Offering   Aggregate     Amount of
to be          be Regis-  Price Per  Offering      Registra-
Registered     tered      Share*     Price*        tion Fee
- ------------------------------------------------------------
Common         800,000   $15.125    $11,822,134   $4,077
Stock,
$.01 par
value...
- ------------------------------------------------------------


*    Computed, in accordance with Rule 457(h), on the basis of
     (1) the actual exercise prices of the options to purchase the Common stock being registered for which such exercise prices are known (212,976 shares at $14.50 per share; 8,000 shares at $15.125 per share); plus (ii) with respect to options which remain available for grant, $14.875 per share, the average of the reported high and low prices of the Common stock in the NASDAQ National Market system on September 5, 1996.























                                PART II



          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     This Registration Statement on Form S-8 is being filed for the purpose of registering additional shares under the Registrant's 1986 Stock Option Plan and incorporates by reference the contents of S-8 Registration Statement No. 33-16181, filed with the Commission on July 31, 1987, for the purpose of registering the shares originally authorized under the Plan, and S-8 Registration Statement No. 33-43987, filed with the Commission on November 14, 1991 for the purpose of registering additional shares under the Plan.

Item 8.   Exhibits.

     The exhibits listed in the Index to Exhibits on page 6 are filed as part of this Registration Statement.

                           Signatures



     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 11th day of September, 1996.


                                   ARMOR ALL PRODUCTS CORPORATION



                                   By /s/ Nancy A. Miller
                                   Nancy A. Miller
                                   Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                  Date
- ---------                -----                  -----


*
- -----------------
Kenneth M. Evans         President, Chief      September 11, 1996
                         Executive Officer
                         and Director
                         (Principal Executive
                              Officer)


*
- -----------------
David E. McDowell        Chairman of the Board September 11, 1996


*
- -----------------
Michael G. McCafferty    Executive Vice        September 11, 1996
                         President and Chief
                         Financial Officer
                         (Principal Financial and
                          Accounting Officer


*
- -----------------
William A. Armstrong     Director              September 11, 1996


*
- -----------------
Jon S. Cartwright        Director              September 11, 1996


*
- -----------------
David L. Mahoney         Director              September 11, 1996


*
- -----------------
Karen Gordon Mills       Director              September 11, 1996


*
- -----------------
Alan Seelenfreund        Director              September 11, 1996





*By /s/Nancy A. Miller
     Nancy A. Miller
     (Attorney-in-Fact)





















                          EXHIBIT INDEX




Exhibit
 No.                Description
- ---------------------------------------------------------

*4        Armor All Products Corporation 1986 Stock Option Plan
          (Exhibit (10)B to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1996).

 5        Opinion of Vice President and General Counsel of
          McKesson Corporation, as to the legality of the shares being registered.

23        Independent Auditors' Consent

23.1      Consent of Vice President and General Counsel of
          McKesson Corporation is included in Exhibit 5 to this Registration Statement.

24 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement


- --------------------

* Document has heretofore been filed with the Commission and is incorporated by reference and made a part hereof.





















                                              EXHIBITS 5 and 23.1


September 11, 1996


Securities and Exchange Commission
File Desk, Room 1004
450 Fifth Street, NW
Washington, DC 20549


Ladies and Gentlemen:

Armor All Products Corporation (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 for the purpose of registering under the Securities Act of 1933, as amended, 800,000 additional shares of its Common Stock ($.01 par value) issuable upon the exercise of options granted under the Company's 1986 Stock Option Plan.

As General Counsel of McKesson Corporation, the parent of the Company, I have examined such documents and such matters of fact and law as I have deemed necessary for the purpose of rendering the opinion expressed herein.

Based upon the foregoing, I am of the opinion that the shares of Common Stock of the Company described above will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

Pursuant to the requirements of the Securities Act of 1933, as amended, I hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above, including any amendments thereto.

Very truly yours,




/s/ Ivan D. Meyerson
Ivan D. Meyerson
Vice President and General Counsel










                                                       EXHIBIT 23





                     INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Armor All Products Corporation on Form S-8 of our report dated April 25, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Armor All Products Corporation for the year ended March 31, 1996.





/s/DELOITTE & TOUCHE LLP
September 11, 1996
































                                                       EXHIBIT 24




                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

          WHEREAS, Armor All Products Corporation, a Delaware Corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments), with respect to shares of Common Stock, $.01 par value, of the Company issuable under the Company's 1986 Stock Option Plan; and

          WHEREAS, the undersigned is an officer or director, or both, of the Company,

           NOW, THEREFORE, the undersigned hereby constitutes and appoints Michael G. McCafferty and Nancy A. Miller, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement and any and all amendments (including post-effective amendments) thereto and other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 11th day of September, 1996.

/s/Kenneth M. Evans
- -------------------
Kenneth M. Evans



/s/David E. McDowell
- --------------------
David E. McDowell



/s/Michael G. McCafferty
- ------------------------
Michael G. McCafferty



/s/William A. Armstrong
- -----------------------
William A. Armstrong



/s/Jon S. Cartwright
- --------------------
Jon S. Cartwright



/s/David L. Mahoney
- --------------------
David L. Mahoney



/s/Karen Gordon Mills
- ---------------------
Karen Gordon Mills



/s/Alan Seelenfreund
- --------------------
Alan Seelenfreund